EXHIBIT 10.37


                        AGREEMENT FOR PAYMENT OF ACCOUNT


         AGREEMENT FOR PAYMENT OF ACCOUNT dated as of March 3, 2005 (this "Agreement"), by and between RAMP CORPORATION, a Delaware corporation ("Ramp"), and Mathe, Inc., a New Jersey corporation ("Mathe").

         WHEREAS, Ramp anticipates purchasing significant amounts of equipment and installations services relating to its HealthRamp subsidiary from Mathe in 2005; and

         WHEREAS, Ramp wishes to reach an agreement to make payment to Mathe on account in Ramp common stock, par value $0.01 per share (the "Common Stock"); and

         WHEREAS, Ramp and Mathe have reached agreement on the terms for such an agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Payment of Account. Mathe hereby agrees to accept and receive as payment on account, a stock payment (a "Stock Payment") in the amount of up to 500,000 shares to be paid by Ramp in timing and increments determined by Ramp. Ramp and Mathe will accept as payment on account the issuance of shares of common stock. Mathe will apply all proceeds from the sale of common stock to the account of Ramp.

         2. Mathe  Representations.  Mathe  represents and warrants to Ramp that
(a) it is an "accredited investor", which is defined under Rule 501(a)(3) of the Securities Act of 1933, as amended (the "Act"), as a corporation with total assets in excess of $5,000,000; (b) it is acquiring the shares of Common Stock issued in respect of the Stock Grant for its own account and for investment purposes only; (c) it has no present intention to distribute any of such shares publicly and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of such shares subscribed for to any other person or entity. Notwithstanding the above, it is acknowledged that Mathe may publicly sell the shares in the open market without restriction through its broker if a registration statement covering the shares is declared effective (and remains effective at the time of sale) by the Commission. Mathe acknowledges that Ramp will be relying on the representations and warranties of Mathe set forth in this Section 2 in issuing the Common Stock to Mathe under an exemption from registration under the Act.

         3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to New York's conflicts of law principles. This Agreement shall not be interpreted or construed with any presumption against the party that caused this Agreement to be drafted. Mathe and Ramp hereby consent to the jurisdiction of the Federal District Court of the

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Southern  District  of New  York  with  respect  to any  action,  suit or  other proceeding arising out of or relating to this Agreement.

         4. Miscellaneous.

                  (a) This Agreement may not be amended, modified or waived, except by an instrument in writing signed by each of the parties hereto. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof.

                  (b) Should there be any conflict between the terms and provisions of the Master Agreement and this Agreement, the terms and provisions of this Agreement shall govern and be controlling.

                  (c) This Agreement may not be assigned by either party without the prior written consent of Mathe hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized officers as of the date first written above.

RAMP CORPORATION                    Mathe, Inc.



By: ___________________________     By: ___________________________


Name:__________________________     Name: _________________________


Title: ________________________     Title: ________________________